As filed with the Securities and Exchange Commission on October 22, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

H&R Block, Inc.
(Exact name of registrant as specified in its charter)

Missouri
(State or other jurisdiction of incorporation or organization)

44-0607856
(I.R.S. Employer Identification No.)

One H&R Block Way
Kansas City, Missouri 64105
(816) 854-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bret G. Wilson, Esq.
Vice President and Secretary
H&R Block, Inc.
One H&R Block Way
Kansas City, Missouri 64105
(816) 854-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gary D. Gilson, Esq.
Husch Blackwell Sanders LLP
4801 Main Street, Suite 1000
Kansas City, Missouri 64112
(816) 983-8000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Share(1)	Offering Price(1)	Fee(1)
Common Stock, without par value	—	—	—	—

(1)	There is being registered hereunder such indeterminate number of shares of common stock of the registrant as may from time to time be issued at indeterminate prices. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee required in connection with this registration statement.

H&R Block, Inc.

Common Stock

H&R Block, Inc. may offer and sell, from time to time, in one or more offerings, shares of our common stock. The specific terms of the common stock with respect to which this prospectus is being delivered will be set forth in one or more supplements to this prospectus.

You should read this prospectus and any prospectus supplement carefully before you purchase any of our common stock. This prospectus may not be used to sell common stock unless accompanied by a prospectus supplement.

We may sell the common stock directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the common stock, they will be named and their compensation will be described in one or more prospectus supplements. The net proceeds we expect to receive from such sales will be set forth in the respective prospectus supplements.

Our common stock is traded on the New York Stock Exchange under the symbol “HRB.” On October 22, 2008, the closing price of our common stock on the New York Stock Exchange was $17.97 per share.

Our headquarters are located at One H&R Block Way, Kansas City, Missouri 64105, and our telephone number is (816) 854-3000. Our website address is: www.hrblock.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus.

Investing in our securities involves risks. You should carefully consider the “Risk Factors” beginning on page 4 of this prospectus before you make an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated October 22, 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, the common stock described in this prospectus. This prospectus provides you with a general description of the common stock we may offer. Each time we offer common stock, a prospectus supplement will be provided that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus or a prospectus supplement before making an investment in our common stock. See “How to Obtain More Information” and “Incorporation of Information Filed with the SEC” for more information.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our common stock occurs.

In this prospectus, we use the terms “H&R Block,” “we,” “us,” and “our” to refer to H&R Block, Inc.

HOW TO OBTAIN MORE INFORMATION

We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information, which does not appear in this prospectus. The reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or website. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed or will file with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until this offering has been completed. We are not, however, incorporating by reference any documents or portions thereof whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

•	Annual Report on Form 10-K for the year ended April 30, 2008, as filed on June 30, 2008.

•	Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2008, as filed on September 3, 2008.

•	Current Reports on Form 8-K or 8-K/A dated and filed on the following dates:

Dated	Filed

May 6, 2008*	May 6, 2008*
May 28, 2008	May 28, 2008
June 17, 2008	June 17, 2008
June 30, 2008	June 30, 2008
July 3, 2008	July 3, 2008
July 23, 2008	July 23, 2008
July 24, 2008	July 25, 2008
August 5, 2008	August 5, 2008
August 13, 2008	August 13, 2008
September 3, 2008*	September 3, 2008*

*	Other than information that has been furnished to, and not filed with, the SEC, which information is not incorporated into this prospectus.

•	The description of our common stock which is contained in our registration statement on Form 8-C dated August 6, 1969, the description of our common stock contained in the prospectus which is part of our registration statement on Form S-14 (File No. 2-66751) effective April 7, 1980, and any amendment or report filed for the purpose of updating such description.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus. Please direct your requests to Investor Relations, 1-800-869-9220, ext. 4513, or by mail to One H&R Block Way, Kansas City, Missouri 64105.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact should be considered to be forward-looking statements.

Forward-looking statements can often be identified by the use of forward-looking terminology, such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will be” and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus, any prospectus supplement, and in documents incorporated by reference. We do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Forward looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. Actual results may vary materially and adversely from those anticipated in the forward-looking statements. Some of the factors that could cause actual results to differ include:

•	the uncertainty that the we will achieve our revenue, earnings and earnings per share expectations for fiscal year 2009, or subsequent fiscal years, or any quarter thereof, and that actual financial results for fiscal year 2009, or subsequent fiscal years, or any quarter thereof, will fall within the guidance provided by us;

•	the uncertainty of our ability to purchase shares of our common stock pursuant to our Board’s repurchase authorization;

•	our involvement in lawsuits, including those involving our refund anticipation loan product (“RALs”);

•	changes in federal and state government regulations concerning the banking industry in general;

•	changes in federal and state government regulations related to RALs, privacy of client information, the practice of public accounting and auditor independence rules;

•	changes in federal and state government regulations that may result in a significant simplification of the tax return preparation or filing process, or that may reduce the need for third-party tax return preparers;

•	changes in loan loss reserves and litigation reserves;

•	a significant or unanticipated increase in losses related to mortgage loans we own;

•	our ability to remain in compliance with the terms of our credit facility;

•	the effect of changes in delinquency rates or collateral values relating to mortgage loans;

•	our ability to complete evaluations of internal controls and provide related certifications in accordance with various SEC rules and the risk that we may identify material deficiencies in our internal controls and may be unable to correct such deficiencies in a timely manner;

•	our ability to borrow in the future;

•	our ability to continue to facilitate the offering of, and purchase a participation interest in, refund anticipation loans;

•	increased competition for tax preparation clients in our retail offices, online and software channels;

•	delays by the Internal Revenue Service in accepting certain electronically filed tax returns;

•	risk of loss resulting from inadequate or failed processes or systems, theft or fraud;

•	risks associated with litigation and other contingent liabilities arising from the historical and ongoing operations of Sand Canyon Corporation, formerly Option One Mortgage Corporation (“SCC”);

•	a significant or unanticipated increase in repurchase obligations related to mortgage loans which SCC originated and sold to third parties;

•	if a downgrade in our credit ratings were to occur, the effect of such down grade on our liquidity, capital resources and cost of capital;

•	the possibility that the sale of our brokerage and financial advisor business, H&R Block Financial Advisors, Inc., is delayed or is not completed; and

•	other risks referenced from time to time in filings with the SEC and those factors listed or incorporated by reference into this prospectus under “Risk Factors.”

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports we file with the SEC and are incorporated by reference herein. See “Incorporation of Information Filed with the SEC.” In addition, other factors not identified could also have such an effect. We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus or any prospectus supplement will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus or any prospectus supplement, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or objectives and plans will be achieved.

RISK FACTORS

Investing in our common stock involves a risk of loss. Before investing in our common stock, you should carefully consider the risk factors described in “Risk Factors” in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended April 30, 2008, and subsequent filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. These risks are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business and financial results. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

Risks Relating to Our Common Stock

Our stock price is subject to fluctuation, which may cause an investment in our stock to suffer a decline in value.

The market price of our common stock may fluctuate significantly in response to factors that are beyond our control. The stock market in general has recently experienced extreme price and volume fluctuations. The market prices of securities of companies involved in certain financial and banking services have been extremely volatile, and have experienced fluctuations that often have been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations could result in extreme fluctuations in the price of our common stock, which could cause a decline in the value of our common stock.

Investors in an offering of common stock by us may pay a much higher price than the book value of our stock.

If you purchase common stock in an offering by us, you may incur immediate and substantial dilution representing the difference between our net tangible book value and the as adjusted net tangible book value per share after giving effect to the offering price. We may also in the future issue additional shares of our authorized and unissued common stock in connection with compensation of our management, future acquisitions, future private placements of our securities for capital raising purposes, or for other business purposes, all of which will result in the dilution of the ownership interests of holders of our common stock. Issuance of additional shares of common stock may also create downward pressure on the trading price of our existing common stock that may in turn require us to issue additional shares to raise funds through sales of our securities. This will further dilute the ownership interests of holders of our common stock.

Our management may have broad discretion over the use of the net proceeds from this offering.

Our management may have broad discretion as to the use of the proceeds from any offering by us. Accordingly, you may be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The prospectus supplement relating to an offering may contain a detailed description of the use of proceeds.

Risks Relating to Our Business

Our businesses may be adversely affected by conditions in the global financial markets and economic conditions generally.

Our business may be materially affected by conditions in the global financial markets and economic conditions generally, and these conditions may change suddenly and dramatically. For example, beginning in the second half of 2007, difficulties in the mortgage and broader credit markets in the United States and elsewhere resulted in a relatively sudden and substantial decrease in the availability of credit and a corresponding increase in funding costs. In addition, the recent downturn in the residential housing market and increase in mortgage defaults, negatively impacted prices and liquidity of mortgage loans. The sudden decline in liquidity and prices of these types of securities and loans made it generally more difficult to value them. These conditions have persisted during 2008 and we cannot predict how long these conditions will exist or how our business or financial statements may be affected. Increases in interest rates or credit spreads, as well as limitations on the availability of credit, such as has occurred recently, may affect our ability to borrow on a secured or unsecured basis, which may adversely affect our liquidity and results of operations. This could cause us to curtail our business activities and could increase our cost of funding, both of which could reduce our profitability.

H&R BLOCK, INC.

H&R Block provides tax services, certain financial and banking services, and business and consulting services. H&R Block, Inc. was organized as a corporation in 1955 under the laws of the State of Missouri.

Tax Services.  Our Tax Services segment is primarily engaged in providing tax return preparation and related services and products in the United States, Canada, and Australia. Revenues include fees earned for services performed at company-owned retail tax offices, royalties from franchise retail tax offices, sales of Peace of Mind guarantees, sales of tax preparation and other software, fees from online tax preparation, and participation in RALs and Emerald Advance lines of credit. Retail income tax return preparation and related services is our original business. These services are provided by tax professionals via a system of retail offices operated directly by us or by franchisees. In addition to our retail offices, we offer digital tax preparation alternatives.

Business Services.  Our Business Services segment offers accounting, tax and business consulting services, wealth management, and capital markets services to middle-market companies.

Consumer Financial Services.  Our Consumer Financial Services segment provides retail banking services including checking and savings accounts, lines of credit, individual retirement accounts, certificates of deposit and prepaid debit cards. On August 12, 2008, we announced the signing of a definitive agreement to sell our brokerage and financial advisor business operated through H&R Block Financial Advisors, Inc. to Ameriprise Financial, Inc. Either party may terminate the agreement if the transaction does not close by February 12, 2009, provided that either party may extend the termination date to June 28, 2009 to satisfy regulatory approval closing conditions.

Discontinued Operations.  During fiscal year 2008, we exited the mortgage business operated through our subsidiary, SCC, and sold its loan servicing assets.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the common stock offered by this prospectus for general corporate purposes, including, without limitation, capital expenditures and working capital. The prospectus supplement relating to an offering may contain a more detailed description of the use of proceeds.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material rights of our capital stock and related provisions of our amended and restated articles of incorporation, amended and restated bylaws and the provisions of applicable law. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated articles of incorporation and amended and restated bylaws, which we have included as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 800 million shares of common stock, without par value, and six million shares of preferred stock, without par value, 1,200,000 shares of which have been designated as Participating Preferred Stock, and 500,000 shares of which have been designated as Delayed Convertible

Preferred Stock. As of September 30, 2008, an aggregate of 330,225,325 shares of common stock, no shares of Participating Preferred Stock, and 152 shares of Delayed Convertible Preferred Stock were issued and outstanding.

Common Stock

As of September 30, 2008, 330,225,325 shares of common stock were issued and outstanding.

As of September 30, 2008, there were awards outstanding to issue approximately 23.7 million shares of common stock under the 2003 Long-Term Executive Compensation Plan, the 1989 Stock Option Plan for Outside Directors (terminated by the Board in June 2008), the 1999 Stock Option Plan for Seasonal Employees, the 2000 Employee Stock Purchase Plan and the 2008 Deferred Stock Unit Plan for Outside Directors.

Voting Rights

The holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

The holders of our common stock are entitled to such dividends as our Board of Directors may declare from time to time from legally available funds, subject to limitations under Missouri law and the preferential rights of the holders of any outstanding shares of preferred stock.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, in all assets remaining after payment to creditors and subject to prior distribution rights granted to the holders of any outstanding shares of preferred stock.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, conversion or other rights to subscribe for additional securities and there are no redemption or sinking fund provisions applicable to our common stock.

Fully Paid and Non-assessable

All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our Board of Directors is authorized, without any further action by our shareholders, but subject to the limitations imposed by The General and Business Corporation Law of the State of Missouri, to issue up to six million shares of preferred stock in one or more classes or series. Our Board of Directors may fix the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. Also, the issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock.

As of September 30, 2008, 152 shares of our Delayed Convertible Preferred Stock were issued and outstanding (convertible into 2,432 shares of common stock on a split-adjusted basis). Holders of the Delayed Convertible Preferred Stock have no voting rights and are not entitled to receive dividends. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Delayed Convertible Preferred Stock are entitled to share, ratably with the holders of our common stock, in all assets remaining after payment to creditors and subject to prior distribution rights granted to the holders of any outstanding shares of stock with preference over the common stock.

At the option of the holder, each share of Delayed Convertible Preferred Stock is convertible into four shares of common stock, subject to adjustment. As of September 30, 2008, each issued and outstanding share of Delayed Convertible Preferred Stock is convertible into sixteen shares of common stock on a split-adjusted basis.

Anti-Takeover Effects of Provisions of Our Articles of Incorporation and Bylaws

Special Meetings of Shareholders

Our amended and restated articles of incorporation and our amended and restated bylaws provide that special meetings of our shareholders may be called only by our chairman of the board, our president, our chief executive officer, a majority of our Board of Directors, or by the holders of not less than 80% of our issued and outstanding shares of capital stock entitled to vote in an election of directors. As a result, shareholders must rely on management or the holders of at least 80% of our capital stock entitled to vote in an election of directors to call a special meeting or wait until the next annual meeting to hold a vote on extraordinary matters like a significant transaction.

Removal of Directors; Vacancies

Our amended and restated articles of incorporation and our amended and restated bylaws provide that directors may be removed, with or without cause, upon by affirmative vote of holders of at least 80% of the shares of each class of stock entitled to vote generally in the election of directors. Our amended and restated bylaws also provide that any vacancies on our Board of Directors and newly created directorships will be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

No Cumulative Voting

Our amended and restated bylaws do not provide for cumulative voting for our directors. The absence of cumulative voting may make it more difficult for shareholders owning less than a majority of our common stock to elect any directors to our Board.

Limitations on Liability of Directors

Missouri law authorizes corporations to limit the personal liability of directors to corporations and shareholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated bylaws limit, to the fullest extent permitted by Missouri law, the liability of our directors to us or our shareholders for monetary damages for any breach of fiduciary duty as a director; provided that the foregoing does not eliminate or limit the liability of a director who has not met the applicable standard of conduct set forth in Sections 351.355.1 or 351.355.2 of The General and Business Corporation Law of the State of Missouri.

Indemnification of Directors and Officers

Subject to certain limitations, our amended and restated bylaws provide that our directors must be indemnified and our officers may be indemnified and provide for the advancement to them of expenses incurred in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by Missouri law. In addition, Missouri law expressly authorizes us to purchase and maintain directors’ and officers’ insurance providing indemnification for our directors and officers. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Except for the advancement to certain of our current and former officers and directors of expenses incurred in connection with the securities litigation and the RSM EquiCo, Inc. litigation disclosed in our Annual Report on Form 10-K for the year ended April 30, 2008, there is currently no pending material litigation or proceeding involving any of our directors, officers, employees or agents for which indemnification is sought.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and/or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Approval of Transactions with Related Parties

Our amended and restated articles of incorporation require the approval of the holders of not less than 80% of our issued and outstanding shares of capital stock entitled to vote in an election of directors to approve certain transactions with any shareholder owning 15% or more of our outstanding shares of capital stock at the time of approval of the transaction (a “Related Person”). The covered transactions include a merger, sale of 20% or more of the fair market value of our assets, issuance of securities, a reclassification that increases the voting power of the Related Person, any liquidation or dissolution, or any agreement to do the foregoing. Approval by an 80% supermajority is not required in certain circumstances, including, if the transaction has been approved by two-thirds of our directors who were also directors prior to the time that the Related Person became a Related Person or who subsequently became a director whose election was approved by a vote of a majority of such directors or if the transaction is a merger and the consideration is at a specified level.

The General and Business Corporation Law of the State of Missouri contains a business combination statute containing freeze-out and fair price provisions that prohibit certain transactions with shareholders owning 20% or more of our outstanding stock unless certain conditions are met, including approval by a simple majority of disinterested shares or a transaction offering specified levels of consideration. We have not excluded ourself from the coverage of this business combination provision.

Amendments to our Amended and Restated Bylaws

Our amended and restated articles of incorporation grant our Board of Directors the authority to amend and repeal our amended and restated bylaws without a shareholder vote.

Listing

Our common stock is traded on the New York Stock Exchange under the symbol “HRB.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

PLAN OF DISTRIBUTION

We may sell the common stock offered by this prospectus to one or more underwriters for public offering and sale by them or may sell the common stock to investors directly or through dealers or agents, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the common stock will be named in the applicable prospectus supplement.

We may distribute our common stock from time to time in one or more transactions at: (1) a fixed price or prices, which may be changed, (2) market prices prevailing at the time of sale, (3) prices related to the prevailing market prices at the time of sale, or (4) negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the common stock upon the terms and conditions as set forth in the applicable prospectus supplement. In connection with the sale of common stock, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of common stock for whom they may act as agent. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

To facilitate the offering of the common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involves the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of business for which they receive compensation.

Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the New York Stock Exchange, subject to official notice of issuance.

LEGAL MATTERS

The validity of the shares offered hereby has been passed upon for us by Husch Blackwell Sanders LLP in Kansas City, Missouri.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part from the Company’s Annual Report on Form 10-K for the year ended April 30, 2008, and the effectiveness of H&R Block, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of H&R Block and its subsidiaries as of April 30, 2007 and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for the years ended April 30, 2007 and 2006, and financial statement schedule as of April 30, 2007 and 2006 have been incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

H&R Block has agreed to indemnify and hold KPMG LLP harmless against and from any and all legal costs and expenses incurred by KPMG LLP in successful defense of any legal action or proceeding that arises as a result of KPMG LLP’s consent to the incorporation by reference of its audit report on the H&R Block’s past financial statements included in this prospectus and in the registration statement of which this prospectus is a part.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by H&R Block, Inc. All of the amounts shown are estimated.

SEC Registration Fee	$	*
Printing		25,000
Accountants’ Fees and Expenses		190,000
Legal Fees and Expenses		300,000
Miscellaneous Fees and Expenses		25,000
Total		$540,000

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

Item 15.	Indemnification of Directors and Officers.

Section 351.355.1 of The General and Business Corporation Law of the State of Missouri provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 351.355.2 of The General and Business Corporation Law of the State of Missouri provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 351.355.8 of The General and Business Corporation Law of the State of Missouri provides, in general, that a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

Section 351.355.6 of The General and Business Corporation Law of the State of Missouri also permits any person who is or was a director, officer, employee or agent, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to seek indemnification under any applicable bylaw, agreement, vote of shareholders or otherwise.

Pursuant to its amended and restated bylaws, H&R Block must indemnify any director and may indemnify any officer of H&R Block who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding to the fullest extent permitted by The General and Business Corporation Law of the State of Missouri.

In addition, H&R Block’s amended and restated bylaws further provide that H&R Block may enter into certain indemnification agreements with each director and officer (or authorize indemnification of officers to the extent provided in such indemnification agreements). H&R Block has entered into such indemnification agreements with all of its directors and certain of its officers and such indemnification agreements generally provide for indemnification of H&R Block’s directors and officers to the fullest extent permitted by law.

H&R Block maintains insurance on behalf of its directors and officers against any liability which may be asserted against or expense which may be incurred by such person in connection with the activities of H&R Block.

Item 16.	Exhibits.

Exhibit No.	Description

Exhibit 1(1)	Form of Underwriting Agreement
Exhibit 4.1*	Amended and Restated Articles of Incorporation
Exhibit 4.2	Amended and Restated By-Laws as amended through June 11, 2008 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended July 31, 2008, SEC file number 1-06089)
Exhibit 4.3*	Specimen certificate for shares of common stock
Exhibit 5.1*	Opinion of Husch Blackwell Sanders LLP as to the legality of the securities registered hereunder
Exhibit 23.1*	Consent of Deloitte & Touche LLP
Exhibit 23.2*	Consent of KPMG LLP
Exhibit 23.3*	Consent of Husch Blackwell Sanders LLP is included in Exhibit 5.1
Exhibit 24*	Power of Attorney (set forth on signature page)
Exhibit 99.1*	Form of Subscription Agreement

(1)	To be filed by amendment, or incorporated by reference, as applicable in connection with a particular offering.

*	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs 1 (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, H&R Block, Inc., certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kansas City, Missouri, on the 22nd day of October, 2008.

H&R BLOCK, INC.

By:	/s/ Russell P. Smyth
Russell P. Smyth, Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Russell P. Smyth, Becky S. Shulman and Jeffrey T. Brown, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Russell P. Smyth Russell P. Smyth	Chief Executive Officer and Director (principal executive officer)	October 22, 2008

/s/ Becky S. Shulman Becky S. Shulman	Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer)	October 22, 2008

/s/ Jeffrey T. Brown Jeffrey T. Brown	Vice President and Corporate Controller (principal accounting officer)	October 22, 2008

/s/ Richard C. Breeden Richard C. Breeden	Director, Chairman of the Board	October 22, 2008

/s/ Robert A. Gerard Robert A. Gerard	Director	October 22, 2008

/s/ Thomas M. Bloch Thomas M. Bloch	Director	October 22, 2008

Signature	Title	Date

/s/ David B. Lewis David B. Lewis	Director	October 22, 2008

/s/ Tom D. Seip Tom D. Seip	Director	October 22, 2008

Len J. Lauer	Director

/s/ L. Edward Shaw L. Edward Shaw	Director	October 22, 2008

/s/ Alan M. Bennett Alan M. Bennett	Director	October 22, 2008

/s/ Christianna Wood Christianna Wood	Director	October 22, 2008

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 1(1)	Form of Underwriting Agreement
Exhibit 4.1*	Amended and Restated Articles of Incorporation
Exhibit 4.2	Amended and Restated By-Laws as amended through June 11, 2008 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended July 31, 2008, SEC file number 1-06089)
Exhibit 4.3*	Specimen certificate for shares of common stock
Exhibit 5.1*	Opinion of Husch Blackwell Sanders LLP, as to the legality of the securities registered hereunder
Exhibit 23.1*	Consent of Deloitte & Touche LLP
Exhibit 23.2*	Consent of KPMG LLP
Exhibit 23.3*	Consent of Husch Blackwell Sanders LLP is included in Exhibit 5.1
Exhibit 24*	Power of Attorney (set forth on signature page)
Exhibit 99.1*	Form of Subscription Agreement

(1)	To be filed by amendment, or incorporated by reference, as applicable in connection with a particular offering.

*	Filed herewith.